Capital Advisors, Inc.

Code of Ethics

Revised October 2018

Table of Contents
____________________________________________________________________________

Section 1: Scope	5
Relevant Exhibits....................................................................................................	5
Persons Covered by the Code...............................................................................	5
Securities Covered by the Code.............................................................................	5
Accounts Covered by the Code..............................................................................	5
Indirect Interest or Control.......................................................................................	5
Beneficial Interest or Control - Trusts......................................................................	5
Personal Trading Limitations...................................................................................	5
Section 2: Statement of General Principles	7
Relevant Exhibits....................................................................................................	7
Code of Conduct.....................................................................................................	8
Conflicts of Interest.................................................................................................	8
Compliance with Legal and Regulatory Requirements...........................................	8
Confidentiality..........................................................................................................	8
Whistleblower Provisions........................................................................................	9
Section 3: Insider Trading	9
Relevant Exhibits....................................................................................................	10
Material Nonpublic Information...............................................................................	10
Disclosure of Material Nonpublic Information.........................................................	10
Contacts with Public Companies.............................................................................	11
Violations.................................................................................................................	11
Covered Person Procedures...................................................................................	11
Section 4: Personal Securities Reporting	11
Relevant Exhibits....................................................................................................	11
Procedures for Initial and Annual Reporting of Personal Securities Holdings........	12
Procedures for Quarterly Reporting of Personal Securities Transactions..............	12
Reporting.................................................................................................................	12
Pre-clearance Policy...............................................................................................	13
Exceptions to Reporting..........................................................................................	13
Compliance Procedures..........................................................................................	13
Section 5: Outside Business Activities, Policy and Reporting	14
Relevant Exhibits....................................................................................................	14
Outside Business Activities.....................................................................................	14
Preapproval.............................................................................................................	14
Executor/Trustee.....................................................................................................	15
Procedures..............................................................................................................	15
Section 6: Gifts and Entertainment Policy	15
Relevant Exhibits....................................................................................................	15
Gifts and Entertainment..........................................................................................	15
Section 7: Social Media and Networking Policy	16
Relevant Exhibits.....................................................................................................	16
Policy.......................................................................................................................	16
Procedures..............................................................................................................	18
Section 8: Political Contributions Policy and Reporting	18

Relevant Exhibits.....................................................................................................	18
Background..............................................................................................................	19
Policy........................................................................................................................	19
Procedures for Reporting Political Activity by Covered Persons..............................	20
Compliance Procedures...........................................................................................	22
Definitions.................................................................................................................	22
Section 9: Code of Ethics Acknowledgements	23
Relevant Exhibits......................................................................................................	23
Procedures...............................................................................................................	24
Section 10: Form ADV Disclosure	24
Relevant Exhibits......................................................................................................	24
Section 11: Violations and Sanctions	24
Relevant Exhibits......................................................................................................	24
Reports of Violations................................................................................................	24
Sanctions..................................................................................................................	25
Section 12: Compliance Oversight	25
Relevant Exhibits......................................................................................................	25
Section 13: Recordkeeping	25
Relevant Exhibits......................................................................................................	26
Exhibits	27
Exhibit A - Initial / Annual Code of Ethics Acknowledgement and Questionnaire….	28
Exhibit B - Quarterly Code of Ethics Reports...........................................................	36
Exhibit C - Personal Trade Memo............................................................................	38
Exhibit C.1 - Pre Clearance Request Form..............................................................	39
Exhibit D - Outside Business Pre-Approval Form....................................................	40
Exhibit E - Political Contribution / Pre-Approval Request.........................................	41
Exhibit F - Advisers Series Trust Code of Ethics......................................................	45
Exhibit G - Definitions...............................................................................................	56

Code of Ethics
_____________________________________________________________________________________________

The Investment Advisers Act of 1940 (Advisers Act) requires all Securities and Exchange Commission (SEC) registered investment advisers to adopt Codes of Ethics.

This Code of Ethics has been adopted by Capital Advisors, Inc. and sets forth standards of business conduct and requires compliance with federal securities laws. In addition, the Code of Ethics addresses personal securities trading and requires reporting of personal holdings and securities transactions of certain employees.
The Firm’s person named below is responsible for compliance with all regulatory jurisdictions’ rules and regulations, (which includes the administration of this Code), the Firm’s internal policies and procedures, and the overall supervision of Covered Persons.

Debra L. Konieczny Chief Compliance Officer 2222 South Utica Place, Suite 300
Tulsa, Oklahoma 74114

Phone: 918.599.0045
debrak@capitaladv.com

Capital Advisors, Inc. is the investment advisor to Capital Advisors Growth Fund, a registered investment company, under the Advisors Series Trust. Advisors Series Trust has a Code of Ethics that Capital Advisors, Inc. employees must follow. The Advisors Series Trust Code is Exhibit F in this Code.

Section 1: Scope

Relevant Exhibits
None

Persons Covered by the Code
The Code applies to Covered Persons, as defined below.
Supervised Persons are defined in Section 202(a)(25) of the Advisers Act as:

1.	Directors, officers, and partners (or other persons occupying a similar status or performing similar functions);

2.	Employees; and

3.	Any other person who provides advice on behalf of the investment adviser and is subject to the investment adviser’s supervision and control.
Supervised Persons include a subset, Access Persons, who are subject to personal securities reporting requirements. Access Persons are defined as any of the Firm’s Supervised Persons:

1.
Who have access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Fund the Firm or its control affiliates manage; or

2.	Who are involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.
The Firm’s directors are presumed to be Access Persons. However, certain directors of the Firm may not be considered Access Persons if they do not otherwise fall under the definition of an Access Person.
We purposefully include in the list of Access Persons retained as part of Books and Records, all parties whom might be identified by regulations as Access Persons. We have designated in our Access Persons list those Advisory Directors whom we have noted do not have access to nonpublic information regarding any clients’ purchases etc as noted in items 1 and 2 above. Our Access Persons list also includes all employees as well as three IA licensed individuals who have contractual agreements with Capital Advisors, Inc., yet would not be named as employees.

The Firm has elected to subject all covered persons to the provisions of this Code.
Securities Covered by the Code
A Covered Security includes any instrument that is considered a Security under the Advisers Act except the following:

1.	Direct obligations of the U.S. government (e.g., treasury securities);

2.	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;

3.	Shares issued by money market funds;

4.	Shares of open-end mutual funds that are not advised or sub-advised by the Firm or its affiliates;

5.	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are funds advised or sub-advised by the Firm or its affiliates; and

6.	Shares of any security held in college savings plans (529 Plans).

The Firm requires that all ETF’s be reported.
Accounts Covered by the Code
The Code applies to Accounts over which the Covered Person has direct or indirect beneficial interest or control. The Firm’s Code requires a Covered Person to submit reports on all Covered Securities in all Covered Accounts.
Covered Persons have an interest in securities if they have the ability to directly or indirectly profit from a securities transaction.
Indirect Interest or Control
The following are examples of indirect interest or control of securities:

•
Securities held by members of Covered Persons’ immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included;

•	Covered Persons’ interests as a general partner in securities held by a general or limited partnership; and

•	Covered Persons’ interests as a manager/member in the securities held by a limited liability company.

Covered Persons have no indirect interest in securities held by entities in which they hold an equity interest unless they are a controlling equity holder or they share investment control over the securities held by the entity.
Beneficial Interest or Control - Trusts
The following are examples of beneficial interest in securities held by a trust:

•	Ownership of securities as a trustee where either the Covered Person or members of the Covered Persons’ immediate family have a vested interest in the principal or income of the trust; and

•	Ownership of a vested beneficial interest in a trust

Personal Trading Limitations

1.
No Covered Person may purchase or sell directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership if such security to his or her actual knowledge at the time of such purchase or sale:

a.	is being considered for purchase or sale by a Fund managed by the Firm (Fund); or

b.
is in the process of being purchased or sold by a Fund (except that a Covered Person may participate in a bunched transaction with the Fund if the price terms are the same in accordance with trading policies and procedures adopted by the Fund Organization).

c.	Is listed on the restricted list provided to compliance by research department

2.	No Covered Person may trade ahead of a Fund -- a practice known as “front running.”

3.	Covered Persons are expressly prohibited from sharing information regarding changes in the methodology or in the composition of the Index with the general public.

4.
Covered Persons are prohibited from personal trading in all securities that are included in the universe of eligible securities for each Index for a period of seven days before and seven days after a reconstitution of the Index.

Section 2: Statement of General Principles

Relevant Exhibits
None

The Firm is dedicated to providing effective and proper services to its clients and depends upon a high level of public and client confidence for its success. That confidence can be maintained only if the Firm’s Covered Persons maintain the highest standards of ethical behavior in the performance of their duties.
Covered Persons must:

1.	Place interests of clients first, and must scrupulously avoid serving their own interests ahead of those of clients when making any decision relating to personal investments;

2.	Not take inappropriate advantage of their positions;

3.	Keep information concerning clients investments confidential; and

4.	Always provide professional investment management advice based upon unbiased independent judgment.
These principles govern all conduct by Covered Persons whether or not such conduct is covered by specific procedures.

Code of Conduct
The Advisers Act requires the Firm’s Code of Ethics to set forth a standard of business conduct required of all Covered Persons. The Firm’s Code of Conduct is designed to reflect the Firm’s commitment to ethical conduct as set forth in this Statement of General Principles, Section 2. Supplemental to the Firm’s Code of Ethics we acknowledge and adhere to the Advisors Series Trust standards of Code of Conduct, Insider Trading Policy and Privacy Policy in respect to the Funds’ portfolios and or trading activities.
Conflicts of Interest
The Firm’s general policy is to avoid conflicts of interest wherever possible and, where they unavoidably occur, to resolve them in favor of clients. When a potential conflict of interest arises, the Firm and Covered Persons must recognize that the client has a prior right to the benefits of the Firm’s judgment over the Covered Person or any members of the Covered Person’s family whom he or she may advise. Inevitably, this policy places some restriction on freedom of investment for Covered Persons and their families.
No officer or employee of the Firm shall derive any personal profit or gain, directly or indirectly, by reason of his or her relations ship with another employee, prospect or client of the Firm. Each individual shall disclose o the CCO any personal interest which he or she may have in any matter pending before the Firm and shall refrain from any decision on such matter.
Any officer and or employee shall identify his or her affiliation with such clients, prospects or agency; further, in connection with any committee or board specifically associated to the client or prospect.by completing an Outside Business Activity form and submitting to the CCO for review. The CCO may review such matters according to sensitivity to the Executive Committee.
The Chief Compliance Officer has created and maintains an inventory of known conflicts of interest. We expand our outside business activities to include all civic, volunteer, charity and board activity to identify additional potential conflicts of interests.
Compliance with Legal and Regulatory Requirements
Covered Persons must comply with applicable federal securities laws and other federal laws.
Confidentiality
The Firm requires Covered Persons to keep all information about clients, both individuals and institutions, in strict confidence, including the client’s identity (unless the client consents), the client’s investment objectives and policies, the client’s securities holdings, and investment strategies implemented on behalf of the client.
The Firm prohibits Covered Persons from disclosing nonpublic information concerning clients or securities transactions to Covered Persons within the Firm or with affiliates of the Firm, except as necessary to carry out their responsibilities or for other legitimate business purposes.
Employees receive during new-hire orientation and annually during a mandatory compliance meeting, copies and training of our Written Security Plan, Red Flag Identity Theft Policies and Procedures and Cyber Security Plan addressing these issues. These policies are incorporated in our Compliance Manual

Whistleblower Provisions
The definition of “Whistleblower” as provided by Rule 21F-2(a) identifies and individual who, alone or jointly with others, provides information to the SEC relating to a potential violation of the federal securities laws that has occurred, is ongoing, or is about to occur.

The Securities Exchange Act Rule 21F-3(a) allows the SEC to pay awards based on the following specific criteria. The CCO will provide additional information upon request.

The Firm’s Whistleblower Policy requires Supervised Persons to report any violations of the code promptly to the CCO or, provided the CCO also receives such reports, to any Executive Officer of the Firm.

1.	Employees are required to self-report violations.

2.	Our firm has an open door policy to encourage such reporting and have taken steps to prevent any unwarranted actions and/or retaliation against reporting employees.

Section 3: Insider Trading

Relevant Exhibits
None

The Firm’s Insider Trading Policy is that no Covered Person may engage in what is commonly known as Insider Trading. This policy also applies to the Capital Advisors Growth Fund. Specifically, the Firm prohibits:

1.	Trading, either in a Covered Account or on behalf of any other person (including client accounts), on the basis of material nonpublic information; or

2.	Communicating material nonpublic information to others in violation of the law.
Insider Trading
“Insider trading” is trading either personally or on behalf of others, while in possession ofmateri al, nonpublic information. Information is material if there is a substantial likelihood that a reaso nable investor would consider it important in making an investment decision or the disclosure o f omitted facts would have been viewed by a reasonable investor as    having significantly altered the total mix of information available. Some types of insider trading can include:

a.
Front running. Where an individual purchases at a lower price or sells at a higher price before (1) execution of a significant securities transaction by some purchaser or seller in a size sufficient to move the market or (2) issuance or change in an investment adviser’s securities recommendation to purchase or sell a security while in possession of material nonpublic information.

b.
Misappropriation of investment opportunity. Where an individual takes advantage of a unique purchase or sale opportunity based on material nonpublic information known to the employee that should have been either disclosed to the market or not used to the detriment of a client.

c.	Tipping. Communication of material nonpublic information to others.

d.	Recommendation of purchase or sale of a security on the basis of material nonpublic information.

e.	Assisting others in the above activities.
Material Nonpublic Information
“Material” information is any information about a company, or the market for its securities, that, if disclosed, is likely to affect the market price of the company’s securities or to be considered important by the reasonable investor in deciding whether to purchase or sell those securities. Examples of information about a company which should be presumed to be “material” include, but are not limited to, matters such as:

•	dividend increases or decreases;

•	earnings estimates;

•	changes in previously released earnings estimates;

•	significant new products or discoveries;

•	developments regarding major litigation by or against the company;

•	liquidity or solvency problems;

•	significant merger or acquisition proposals; or

•	similar major events which would be viewed as having materially altered the information available to the public regarding the Firm or the market for any of its securities.

The foregoing is not intended to be an exhaustive list.

“Nonpublic” information is information that has not been publicly disclosed. Information about a company is considered to be nonpublic information if it is received under circumstances which indicate that it is not yet in general circulation.
Disclosure of Material Nonpublic Information
No Covered Person associated with the Firm shall disclose material nonpublic information about a company or about the market for such that company’s securities: (a) to any person except to the extent necessary to carry out the legitimate business obligations of the investment adviser, or (b) in circumstances in which the information is likely to be used for unlawful trading. The foregoing policies regarding Material Nonpublic Information and Disclosure or trading on Material Nonpublic Information directly applies to the Fund’s portfolio and/or its trading activities.
Contacts with Public Companies
Contacts with public companies may represent an important part of the Firm’s research, investment and client service efforts. The Firm may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a Covered Person of the Firm becomes aware of material, nonpublic information. This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news to a handful of investors. In such situations, the Firm must make a judgment as to its further conduct. Covered Persons must contact the CCO or delegate thereof immediately if you believe that you may have received material, nonpublic information.
Violations
Insider trading violations are likely to result in harsh consequences for the individuals involved, including exposure to investigations by the SEC, criminal and civil prosecution, disgorgement of any profits realized or losses avoided through use of the nonpublic information, civil penalties, and exposure to additional liability in private actions, and incarceration.

Any improper trading or other misuse of material nonpublic information by any Covered Person will constitute grounds for immediate dismissal.

Covered Person Procedures
Covered Persons must:

1.	Consult the CCO when a question(s) arises regarding Insider Trading or when the employee suspects a potential Insider Trading violation;

2.	Advise the CCO of all outside activities, directorships or material ownership in a public company (over 5%);

3.	Maintain awareness, reports and monitor clients who are shareholders, directors, or senior officers of public companies;

4.	Ensure that no trading of securities for which they have inside information occurs in their Covered Accounts; and

5.	Not disclose any insider information obtained from any source to inappropriate persons. Disclosure to family, friends or acquaintances will be grounds for immediate termination.

6.
Upon receipt of information obtained by the CCO an incident of potential incidents of insider trading, the CCO will escalate the nature of the incident to Executive Committee. Depending on sensitivity of information the CCO may choose to escalate information to the Firm’s outside legal counsel as an alternative.

Section 4: Personal Securities Reporting

Relevant Exhibits
Exhibit A - Initial / Annual Code of Ethics Acknowledgement and Questionnaire
Exhibit B - Quarterly Code of Ethics Reports Exhibit C - Personal Trade Memo
Exhibit C.1 - Pre-Clearance Request Form

The Adviser’s Act requires initial and annual reporting of personal security holdings and reports of personal securities transactions as well as preclearance or prohibition on certain transactions.
Procedures for Initial and Annual Reporting of Personal Securities Holdings
Initial
The report must be made within 10 calendar days of becoming a Covered Person. The information must be current as of a date no more than 45 days prior to the date the person becomes a Covered Person. Employee account are custodied where accessible to oversight.
Annual
The report must be made within 45 calendar days of calendar year end - by February 14th of each year. The information must be current as of a date no more than 45 days prior to December 31st of the previous year.
Content
The Initial and Annual holdings reports must include:

1.
Title and exchange, ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each Covered Security in which the Covered Person has any direct or indirect beneficial ownership; and

2.	Name of any broker, dealer or bank with which the Covered Person maintains an account in which any securities are held for the Covered Person’s direct or indirect benefit.
Procedures for Quarterly Reporting of Personal Securities Transactions
Quarterly Personal Security Transaction Reports
The report must be made within 30 calendar days after the end of each calendar quarter. The report must contain the following information:

1.	Date and title of the transaction and the exchange, ticker symbol or CUSIP number;

2.	Interest rate and maturity date (if applicable);

3.	Number of shares and the principal amount of each Covered Security involved;

4.	Nature of the transaction (purchase, sale or any other type of acquisition or disposition);

5.	Price of the Covered Security at which the transaction was effected; and

6.	Name of the broker, dealer or bank with or through which the transaction was effected.
Reporting
All Covered Persons are required to report Initial and Annual holdings using the Initial/Annual Compliance Report. Account statements from financial institutions may be attached to the Report rather than duplicating information on the Report. The CCO submits reports to the CEO.

We have identified all Covered Persons as access persons for the purposes of account reporting requirements. During the temporary employment of personnel including but not limited to interns, temporary and/or contract people we identify as access by job function. If during the course of their employment, internship or contract, they are determined to have access to any pre-trade information either through computer access or in proximity to verbal communication, or to have access to any client data, they are treated as access personnel and required comply with our personal securities policies and procedures.
Pre-clearance Policy
All Covered Persons are required to pre-clear all transactions in Covered Securities using the Firm’s Exhibit 1 Personal Trade Memo. The Personal Trade Memo is submitted to the CCO for prior approval. The CIO is forwarded the approval request and forwarded the Personal Trade Memo. The Pre-Clearance Request Form, submitted to the CCO, is used to obtain written approval prior to , directly or indirectly, acquiring or disposing of beneficial ownership of any traded security, Initial Public Offering (IPOs) and Private Placements (Limited Offering.
All Covered Persons are required to pre-clear transactions in Initial Public Offerings (IPOs) and Private Placement (Limited Offerings) using the Firm’s Exhibit C.1Pre-Clearance Request Form. . Pre-Clearance will be valid for this the current offering. A request to purchase a Limited Offering must include the offering documents and will require a review by the research committee prior to approval.
The pre-clearance forms are used as part of our ongoing review of employee’s brokerage account activity and verified to have been submitted for each trade executed. We retain a master log of all accounts of associated persons. We recognize that there are employees who participate in our managed strategies. These transactions participate as part of block trading for the strategies. As such, these transactions are not in the control of the employee so no Pre- clearance form would be expected, required or maintained.

Exceptions to Reporting
The Firm’s Code does not require a Covered Person to submit:

1.
A quarterly transaction report if the report duplicates information contained in confirmations or account statements received by the CCO as long as such information is received no later than thirty days after the end of the calendar quarter; and

2.	Reports of transactions effected pursuant to an automatic investment plan.

Compliance Procedures
Quarterly
The CCO is responsible for reviewing and monitoring personal securities transactions of Covered Persons of the Firm: Personal Security transactions of the CCO are reviewed by the CEO.

1.	Comparing the list of Covered Persons against the Quarterly Personal Securities Transaction Reports collected each quarter to assure reporting compliance.

2.
Reviewing all personal securities transactions of Covered Persons at least quarterly for trading abuses and will compare to other Firm documents as necessary to assure that trading is in compliance with Firm requirements.

Annually

1.	Comparing the list of Covered Persons against the Annual Personal Securities Holdings Reports collected to assure reporting compliance.

2.
The Annual Personal Securities Holdings reports should be compared to a sample of Personal Quarterly Securities Transaction Reports and/or statements from financial institutions holding the accounts to assure the Covered Person is reporting personal securities transactions as required.

3.
Compliance obtains initial and annual holding reports. The firm requires pre-clearance of all trades other than mutual funds for all Covered Persons by submission of a Personal Trade Memo. The memos are then compared to quarterly and annual transaction reports. Reviews are then compared in a roll-forward manner comparing initial, annual, and quarterly reports for consistency.

Section 5: Outside Business Activities, Policy and Reporting

Relevant Exhibits
Exhibit A - Initial / Annual Code of Ethics Acknowledgement and Questionnaire
Exhibit D - Outside Business Pre-Approval Form

Outside Business Activities
The Firm’s Covered Persons may not participate in Outside Business Activities that may have a negative impact on the performance of their job, conflict with their obligations to the Firm, or otherwise reflect adversely upon the Firm’s business, image or reputation.
In addition, as in business activities, Covered Persons’ personal activities must be undertaken with the utmost integrity. This principle extends to how Covered Persons conducts personal financial and tax affairs, and requires conduct is in a manner that does not adversely impact the business, image or reputation of the Firm or otherwise reflect adversely upon the Firm’s business, image or reputation.
Preapproval
The Firm requires that Covered Persons obtain pre-approval for all Outside Business Activities including acting as either as a proprietor, partner, officer, director, employee, trustee, agent or otherwise.

The Firm does not require Covered Persons to pre-approve non-investment related activity that is exclusively charitable, civic, religious or fraternal and is recognized as tax exempt.

However, Covered Persons normally submit an OBA form to compliance for review and acknowledgement for any Outside Business Activity whether business or non-investment- related.
If the Outside Business Activities could pose a real or perceived conflict of interest with Firm clients, or interfere with the Covered Person’s responsibilities to the Firm, the CCO may prohibit such activity.
Executor/Trustee
In addition, Covered Persons may not accept a position as executor of an estate, trustee, or power of attorney without the prior approval of the CCO unless such position is for a family member.
Procedures
All Covered Persons are required to complete:

1.	Outside Business Activities Pre-Approval Form(s), as applicable;

2.	Annual Outside Business Activities Disclosure form; and

3.
If any employee is currently engaged in any other business either as a proprietor, partner, officer, director, employee, trustee, agent or otherwise, it must also be disclosed on the individual’s Form U-4 via the IARD system.

Section 6: Gifts and Entertainment Policy

Relevant Exhibits
None

Gifts and Entertainment
The purpose of business entertainment and gifts in a commercial setting is to create goodwill and sound working relationships, not to gain unfair advantage. The Firm’s Covered Persons should not engage in any activity, practice or act which conflicts with the best interests of the Firm or its clients. Accepting gifts of more than a nominal value could influence a Covered Person in such a way as to impede his or her independence when making decisions on behalf of the Firm or its clients. Similarly, offering gifts that are of greater than nominal value may put the client in an awkward position and create the sense that the Firm is trying to buy their business.
Covered Persons are encouraged to participate in social activities with those with whom the Firm maintains business relationships so long as they are reasonable and customary types of social activities in a business context. Extravagant entertainment is strictly prohibited - whether from or to a client, prospective client or other person or entity with which the Firm conducts business.

Covered persons are required to report the receipt of any gift which may have the appearance of more than a nominal value or a potential conflict of interest to the CCO.

Section 7: Social Media and Networking Policy

Relevant Exhibits

Social Media Plan - Compliance Manual

Policy

The use of social networks and social media (collectively “social networks”) such as Facebook, MySpace, Twitter, LinkedIn, YouTube, etc., blogs, or other forms of online publishing or discussion) is widespread for both work and personal purposes. Employees who choose to create or participate in a social network must do so without interfering with the employees’ primary job responsibilities.

While social networks can foster connections between colleagues, employees, and friends, and allow the sharing of information quickly, the information posted to social networking sites is in the public domain and may reflect on the Firm’s business. This is a real possibility especially in an age where people regularly use search engines to find information about business contacts.

Employees are expressly prohibited from using any social media other than LinkedIn for professional purposes. Employees must network or “Link” to the Chief Compliance Officer for monitoring purposes.

The Firm participates in selected social media networks. The Firm maintains a static Facebook and Linked In webpage. We participate in Twitter. We provide static information to Market76, a website service exclusive to Investment Professionals only. The Firm has formed a Social Media Committee which meets at least semiannually. Compliance monitors the use of Social Media websites and the content provided through them.

Employees who participate in social networking must adhere to the following guidelines relative to any communications related to the Firm or to any Firm personnel.

Personal vs. Business Use

1.
In general, employees must keep personal social media activity distinct and separate from professional networking activity, and communication with purely social media sites should be conducted from personal email accounts only.

2.	Any email sent or received on professional social media sites must be copied to the employee’s Firm email account.

3.
Employees are personally responsible for what they post. Postings are public and will be available for a long time even if an employee tries to modify it or remove it later. The Firm disclaims any responsibility or liability for any other errors, omissions, loss or damages claimed or incurred due to any employee posting.

4.
Employees are required to identify themselves when relevant and when publishing something about the Firm, the work they do or any subjects associated with the Firm use a disclaimer that the views expressed are exclusively their own. The disclaimer could say something like the following: “The views I express on this site are my own and do not represent those of the Firm”.

5.
Employees must ensure that the choice of words used does not suggest that the employee is representing the Firm’s official position, unless the employee has been authorized to do so. For example, postings should be written in the first person (“I” rather “we”). Managers and executives of the Firm must take special care when posting due to the nature of their positions; their personal postings may be interpreted as views and opinions of the Firm even with standard disclosure language in place.

Testimonials
Federal securities laws prohibit advertising (which includes social media) that: refers to any testimonial concerning the adviser or any advice, analysis, report, or other service rendered by such adviser or any statement of a client’s experience or an endorsement by a client. The following guidelines must be followed to avoid testimonials:

1.	Preventing “online friends” to post comments or recommendations to an employee’s social network, which may include the comments/recommendations of current and former Firm employees.

2.
Not writing recommendations or referrals for friends/associates. Employees are not to write any recommendations for others as it could create a potential liability situation. Requests for referrals should be directed to the President of the Firm.

3.	Restricting (where possible) the ability of others to post recommendations and should delete any recommendations received from others (where it is not possible to restrict).

4.	Not providing a link to the Firm website or disclosure of the Firm’s website on the social networking site, (excluding LinkedIn).

Privacy and Violations of Other Firm Policies

1.
Employees are prohibited from using, disclosing, or posting Firm or client confidential, proprietary and non-public information, or any documents related to the Firm, its clients, and known clients. Also, employees should not comment on the Firm’s confidential and financial information such as future business performance, business plans, or prospects. Disclosing such information may subject the employee or the Firm to liability for insider trading or other violations of securities laws.

2.
Employees must not engage in any communication that violates the Firm’s policy prohibiting sexual and other unlawful harassment, the Firm’s conduct rules. The Firm expects its employees to be courteous and respectful towards supervisors, coworkers,

clients, and other persons associated with the Firm.    Do not engage in any personal attacks on such individuals.

3.
Employees are responsible for maintaining the security of passwords used to access social networking sites. Employees should not use the same password to access an external social media site that is used for internal company purposes, and should not give out passwords.

4.
Employees must use caution about reposting information from other sites and should respect all copyright trademark, privacy, fair-use, financial disclosures and other laws. In accessing or using social networking employees must comply with the legal terms of code of conduct governing such sites.

Use of Firm Name and Representations
Employees are prohibited from divulging the Firm’s name or their position on social networks except for approved professional networking sites (e.g. LinkedIn). Furthermore, if an employee elects to use the Firm’s name on LinkedIn and identifies themselves as a Firm employee they must refrain from any disclosures that may harm the Firm or misrepresent their job title or position, or post other negative comments.

Use of Email
Employees are prohibited from using the email function on any social networking site when communicating information that would be required to be retained under federal securities laws, which include all communications with clients as well as communications about client trades and client portfolios. In the event that an employee must use email to communicate, (for example, during a business continuity event) employee must send a copy of the email message to their Firm’s email address so the record will be retained as required.

Firm Access
The Firm retains the right to monitor all files and messages stored on and transmitted through Firm computers, so employees have no reasonable expectation of privacy on social network sites accessed through Firm computers, even if a private account is used.

Procedures
The CCO will conduct audits to monitor participation in social media and the use of the guidelines listed above. The Firm reserves the right to determine whether particular conduct violates any part of this policy or is otherwise inappropriate. Violation may result in discipline, up to and including an unpaid suspension and/or immediate termination.

Section 8: Political Contributions Policy and Reporting

Relevant Exhibits
Exhibit A - Initial / Annual Code of Ethics Acknowledgement and Questionnaire

Exhibit E - Political Contribution Pre-Approval Request

Background
SEC regulations require that Investment Advisers collect reports on personal political contributions.

Policy
While the Firm does not currently have state and local government entities as clients, the Firm may choose to solicit this type of business in the future. Therefore, the Firm’s Policy on Political Contributions is as follows:

•
Prohibits the Firm from being compensated for investment advisory services provided to a state or local government entity for two years if Covered Persons of the Firm make political Contributions to certain officials of that government entity in excess of certain de minim is levels;

•
Requires Covered Persons to obtain pre-approval of Contributions to any state candidate, local candidate or official, as well as any Contributions made to a candidate where the candidate is currently a state or local official at the time of the Contribution. Although contributions for a federal political position, where authorized by regulatory oversight, are considered as preapproved except in situations as explained above, it is Capital Advisors policy that the CCO is notified of all political contributions. Exhibit E is used for this notification and documentation,

a.	The following Contributions to any state candidate, local candidate or official will automatically be preapproved:

▪	The Covered Person is entitled to vote for such candidate and the Contribution(s) do not exceed $350 per election; or

▪	The Covered Person is not entitled to vote for the candidate and the Contribution(s) do not exceed $150 per election.

•	Prohibits Covered Person from holding a public office if it in any way conflicts with the Firm’s business;

•	Prohibits solicitation or coordination of political Contributions to such officials or certain state or local party committees;

•
Prohibits Covered Persons from establishing, controlling contributing to, or otherwise being involved with a Political Action Committee (PAC) other than a Federal PAC established by the Firm, without receiving preapproval from the CCO;

•
Requires Covered Persons to notify the CCO immediately of any Investment Advisory Services Business with a Government Entity of which they are aware. This includes not just public pension funds but also where one or more of the Firm’s mutual funds (as applicable) are an option in a government-sponsored plan. Moreover, to the extent any Covered Person works with an approved third-party or affiliate to place such Investment Advisory Services Business, the Covered Person must make arrangements for that third-party or affiliate to provide such information on Government Entities;

•	Requires Covered Persons to notify the CCO whenever they are aware that the Firm has ceased to provide Investment Advisory Services to a Government Entity; and

•	Requires the Firm to maintain books and records relating to state and local government
entity clients, political Contributions, use of placement agents, and information relating to Covered Persons.

Indirect Contributions

Covered Persons are prohibited from performing any act which would result in a violation of this Policy, whether directly or indirectly, or through or by any other person or means. This means that they may not use other persons or entities, including the Firm’s affiliates, placement agents, or third-party PACs, as “conduits” to circumvent this Policy.

Contributions made by others (for example, spouses, family members, placement agents, consultants, attorneys, businesses, etc.) at the direction or suggestion of an Covered Person are considered to be made by that Covered Person for purposes of this Policy. Because of the potential impact on the Firm’s business, this Policy prohibits Covered Persons from circumventing this Policy in such manner or any other manner.

Notwithstanding this Policy, it is never permitted for the Firm and its Covered Persons, consultants or affiliates to make, or direct or solicit any other person to make, any political Contribution (except as noted above) or provide anything else of value for the purpose of influencing or inducing the obtaining or retaining of investment advisory services business.

Procedures for Reporting Political Activity by Covered Persons
Initial Reporting for New and Current Covered Persons

1.
New Covered Persons: Because Contributions made within two years prior to becoming a Covered Person may trigger a ban on receiving compensation for Investment Advisory Services Business, the CCO will review each individual’s prior Contributions before allowing him or her to become a Covered Person.

2.	Current Covered Persons: At the adoption of this Code, all Covered Persons will disclose Contributions made in the past 2 years.
Pre-Approval of Personal Contributions, Coordination and Solicitation of Contributions, and Fundraising

1.
Contributions: All Covered Persons are required to obtain approval from the CCO prior to making any Contribution of any value to any state candidate, local candidate and official, as well as any Contributions made to a candidate where the candidate is currently a state or local official at the time of the Contribution. The Pay-to-Play rules may at times seem confusing. The Firm encourages the submission of pre-approval forms for all political contributions for open discussion and review of current regulations.

The CCO will review and evaluate each Contribution request to determine whether the Contribution is permissible based upon the requirements of Rule 206(4)-5 and other Firm policies. Covered Persons will be notified in writing of the CCO’s final determination.

2.
Coordinating or Soliciting Contributions, or Political Fundraising: All Covered Persons must obtain approval from the CCO prior to coordinating or soliciting Contributions, or engaging in any other political fundraising. Covered Persons must request approval for such activities. Soliciting or coordinating Contributions, or political fundraising, may even include, for example, merely having one’s name appear in the letterhead or any other portion of a fundraising letter.
Contributions by Covered Persons and Volunteering for a Campaign

All Contributions made to any state candidate, local candidate or official, as well as any Contributions made to a candidate where the candidate is currently a state or local official at the time of the Contribution by Covered Persons, including but not limited to in-kind Contributions, must be pre-cleared. Covered Persons must obtain pre-approval to provide their services on a voluntary basis to political campaigns party committees or PACS.

Covered Persons must also keep the following in mind:

1.
To the extent they incur expenses from personal resources (e.g., hosting a reception) or utilize Firm resources (such as facilities, office space, funds, or personnel) in connection with such volunteer services, it could be considered an in-kind Contribution either by the individual or the Firm, requiring pre-approval or subject to a ban as described above.

2.	No Covered Persons may undertake any political activity:

a.	using the Firm’s name;

b.	during working hours;

c.	on the Firm’s premises; and/or

d.	with the use of any Firm equipment, property, funds or personnel without obtaining pre-approval.

Nothing herein shall affect any Covered Person’s ability to work on matters related to the operation of any Federal PAC established by the Firm.

Quarterly Reporting

At the end of each calendar quarter, the CCO will distribute to all Covered Persons a Quarterly Political Contributions Certification form. This form is intended to capture information regarding any Contribution made by each such Covered Person during that calendar quarter.

Covered Persons must return the forms either:

1.	acknowledging that no Contributions were made; or

2.
disclosing all Contributions made to any state candidate, local candidate or official, as well as any Contributions made to a candidate where the candidate is currently a state or local official at the time of the Contribution, including Contributions for which the Covered Person received pre-clearance.

3.	All political contributions to a Federal candidate are to be disclosed.

In order to protect the privacy of Covered Persons, the records shall be treated as confidential and may only be reviewed by person(s) with a “need to know” or for purposes of making necessary disclosures to the SEC, if required.

Compliance Procedures
The CCO is responsible for reviewing and monitoring Contributions made by Covered Persons.

Definitions

1.	Contribution means any gift, subscription, loan, advance, or deposit of money or anything of value made for:

a.	The purpose of influencing any election for federal, state or local office;

b.	The payment of debt incurred in connection with any such election; or

c.	Transition or inaugural expenses incurred by the successful candidate for state or local office.

This includes: monetary Contributions; and in-kind Contributions such as payment for services or use of facilities, personnel or other resources to benefit any federal, state or local candidate campaign, political party committee, or other political committee or political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code (such as the Republican or Democratic Governors Association).

Volunteer services provided to a campaign by Covered Persons on their own personal time are not treated as Contributions. However, all volunteer activities on behalf of a candidate or a campaign must be pre-cleared by the CCO. See “Contributions by Covered Persons and Volunteering for a Campaign,”

2.	Covered Person means any of the following:

a.	All Covered Persons of the Firm;

b.	Solicitors for the Firm; and

c.	Any Political Action Committee (PAC) controlled by any person identified above, and any federal PAC established by the Firm.

3.
Solicit a Government Entity for Investment Advisory Services Business means a direct or indirect communication with a state or local Government Entity (as defined below) for the purpose of obtaining or retaining Investment Advisory Services Business, (as defined below). The following are examples of when such solicitation could result:

a.	Leading, participating in or merely being present at a sales/solicitation meeting with a state or local Government Entity, such as a government pension plan or general fund;

b.	Otherwise holding oneself out as part of the investment advisory services sales/solicitation effort with a state or local Government Entity;

c.	Signing a submission to a “Request for Proposal” in connection with Investment Advisory Services business with a state or local Government entity;

d.	Receiving a finder’s fee for helping the Firm to obtain or retain Investment Advisory Services business with a state or local Government Entity; and

e.	Making introductions between state or local government officials and one or more of the Firm’s Covered Persons.

The list above is not exhaustive, but merely illustrates the types of activities that could result in designation as a Covered Person on the basis of “solicitation.”

4.
Government Entity means any state or local government; any agency, authority or instrumentality of a state or local government; any pool of assets sponsored by a state or local government (such as a defined benefit pension plan, separate account or general fund); and any participant-directed government plan (such as 529, 403(b), or 457 plans).

5.	Investment Advisory Services Business - The types of business subject to SEC Rule 206(4)-5 include:

a.	Providing investment advisory services directly to a state or local government entity, such as a separate managed account, cash management accounts, or certain discretionary brokerage accounts;

b.	Being an adviser (e.g., general or managing partner) or sub-adviser to the following types of investment pools/funds:

a)
Investment pools/funds that are registered with the SEC (such as mutual funds) that is offered by a Government Entity in a government-sponsored plan (such as a 529, 403(b), or 457 plan) as an option for participants/retirees to invest in. Unless the registered investment pool/fund is offered as an option in such government plan, a Government Entity merely investing in the registered pool is NOT covered.

b)	Investment pools/funds that are not registered with the SEC, such as hedge funds, private equity funds, venture capital funds, and collective investment trusts in which Government Entities invest.

6.	Coordinating Contributions means bundling, pooling, delivering or otherwise facilitating the Contributions made by other persons.

7.	Soliciting Contributions means to communicate, directly or indirectly, for the purpose of obtaining or arranging a Contribution.

Section 9: Code of Ethics Acknowledgements

Relevant Exhibits
Exhibit A - Initial / Annual Code of Ethics Acknowledgement and Questionnaire

All Covered Persons will receive a copy of this Code and will be required to submit to the CCO written acknowledgement of receipt. Written acknowledgements must be submitted on the Initial/Annual Compliance Report:

1.	Initially, when the Code is placed in service;

2.	Initially, within ten days of employment by the Firm;

3.	Any time there have been amendments to the Code; and

4.	Annually, within 45 days of calendar year end.
Procedures
The CCO is responsible for providing the Code and all amendments to the Code to Covered Persons and obtaining all required acknowledgements.

Section 10: Form ADV Disclosure

Relevant Exhibits
None

The Firm will describe the key provisions of its Code of Ethics in Form ADV Part 2 (or equivalent brochure). The disclosure will state that the Firm will provide a copy of its Code of Ethics to any client or prospective client upon request. The CCO will approve the initial ADV disclosure relating to the Code and any amendments.
The CCO or designated person will make a record of all requests and the date and to whom the Code was delivered.

Section 11: Violations and Sanctions

Relevant Exhibits
None

Reports of Violations
All Covered Persons are required to report any actual or apparent violations of the Firm’s Code of Ethics promptly to the CCO. If the CCO is unavailable or is involved in the violation the Covered Person is required to report the violation to the head of the Firm. To the extent possible and permitted by law, such reports will remain confidential.

Sanctions
The Firm will investigate all reported violations of the Code and, if violations are found, may take disciplinary action, if appropriate, against the individuals involved, and may make reports, if appropriate, to civil, criminal or regulatory authorities. Sanctions may include warnings, suspensions, fines, disgorgement of profits, and termination of employment.

Section 12: Compliance Oversight

Relevant Exhibits
None

The CCO’s responsibilities include the following:

1.	Create and maintain a list of all Covered Persons;

2.	Monitor personal securities transactions, brokerage statements, and/or the clients’ securities transactions for unusual trading patterns and reporting;

3.	Communicate Code policies to employees upon hiring and during compliance meetings;

4.	Require Covered Persons to read this Code and obtain required acknowledgments;

5.	Monitor requests for a copy of the Firm’s Code and subsequent delivery;

6.	Review and revise the Code for adequacy and effectiveness at least annually;

7.	Review and revise the Code of Ethics as necessary;

8.	Review and revise Form ADV disclosure of the Code;

9.	Report material Code violations and sanctions to the Board of Directors, (as applicable), periodically;

10.
Implement measures to prevent dissemination of material non-public information, when it has been determined that an employee has obtained such information, and add the security to the Firm’s restricted list, (as applicable), thereby restricting officers, directors and employees from trading the securities for themselves or clients;

11.	Document all Code violations or apparent violations promptly upon discovery and take appropriate action as necessary; and

12.	Determine disciplinary action against any Covered Persons.

Section 13: Recordkeeping

Relevant Exhibits
None

The CCO will ensure that the following books and records are maintained in electronic or hard copy form for at least five years, two years in an easily accessible place:

1.	A copy of each Code that has been in effect at any time during the past five years;

2.	A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;

3.
A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was, a Covered Person; (These records must be kept for five years after the individual ceases to be a Covered Person of the Firm.)

4.	Holdings and transactions reports made pursuant to the Code, including any brokerage confirmation and account statements made in lieu of these reports;

5.	A list of the names of persons who are currently, or within the past five years were Covered Persons of the Firm; and

6.
As applicable, record of any decision and supporting reasons for approving the acquisition of securities by Covered Persons in IPO’s or Limited Offerings for at least five years after the end of the fiscal year in which approval was granted.

Exhibits
________________________________________________________

Exhibit A - Initial / Annual Code of Ethics Acknowledgement and Questionnaire
_______________________________________________________________

All Employees will receive a copy of the Firm’s Code of Ethics and will be required to submit to the Chief Compliance Officer written acknowledgement of receipt within 10 days of becoming a Employee, within 45 days of calendar year-end, or any time amendments have been made to the Code of Ethics.

Today’s Date:____________________________

Employee Name:__________________________________________________________________

Employee Title: ____________________________________________________________________

Initial Annual Amended

1.	Acknowledgement

a.	I have received and read the Code of Ethics and understand that:

i.
The Personal Securities Reporting and Preclearance provisions apply to me and to all accounts in which I have any direct or indirect beneficial ownership interest, including accounts held by (or for the benefit of ) my spouse or any children or relatives who may share my home.

b.	I have and will comply with all provisions of the Code of Ethics, including:

i.	Outside Business Activities Preclearance and Reporting

ii.	Gifts and Entertainment Reporting

iii.	Political Contribution Preclearance and Reporting

iv.	Confidentiality and Privacy Policy

v.	Insider Trading

c.	I understand that I may be subject to sanctions up to and including termination of my employment with the Firm for violations of the Code of Ethics.

d.	I have reviewed, understand and agree to comply with all of our Firm’s current policies and procedures regarding personal securities trading and insider trading activities.
_____________________________________________________________________________________________

2.	Personal Securities Reporting - Accounts and Holdings:
_____________________________________________________________________________________________

The Firm’s policy and SEC regulations require that each Covered Person report within 10 days of becoming a Covered Person, or within 45 days of each calendar year-end, the following:

a.	Name and relationship of everyone in your household (spouse, children, and others you support):
Name                            Relationship

b.	List all Covered Accounts1 in which you have any direct or indirect beneficial ownership interest and the name of any broker, dealer or bank with which you maintain a Covered Account.
Firm                        Address                Account #

c.	I am a new employee and have requested duplicate confirmations and statements to be sent to the Firm’s compliance officer for all Covered Accounts.
Yes    No    N/A

d.	Do you own any interests in any securities or other investments not included on your brokerage statements, e.g. private placements, limited partnerships, etc. (non-custodied securities)?
Yes    No    If Yes, describe

e.	Do you have any ownership interest (at least 5%) in other entities (public or non-public) not included on brokerage statements?
Yes    No    If Yes, describe

f.	I have provided a listing of current holdings for the brokerage accounts maintained in my name and for all household and immediate family members.
Yes    No
_____________________________________________________________________________________________

3.	Outside Business Activities:
_____________________________________________________________________________________________

a.	Do you have any Outside Business Activities? Yes No

________________
1 Employees are required to submit reports on all securities in all Covered Accounts.

Include any other business either as a proprietor, partner, officer, director, employee, trustee, and agent or otherwise. Include non-investment-related activity including any charitable, civic, religious or fraternal activity that is recognized as tax exempt.

If Yes, describe:

i.	____________________________________________________________________

ii.	_________________________________________________________________________

iii.	_________________________________________________________________________

iv.	__________________________________________________________________

v.	_________________________________________________________________________

vi.	_____________________________________________________________
Continue on back or separate sheet, as needed.

b.	Do you serve as a director, officer, trustee, member, partner, or in any other capacity for any other entity (other than as described above)?
Yes    No    If Yes, describe __________________________________________________
_________________________________________________________________________
_________________________________________________________________________

c.	I have received pre-approval for any and all Outside Business Activities listed above: Yes No
____________________________________________________________________________________________

4.	Social Network Certification:
___________________________________________________________________________________

I am utilizing a social network site and am representing myself as a professional in the advisory services industry and/or an associate of the Firm to network, prospect, market or affiliate with the public:

Yes    No

Listed below and attached (or submitted via separate email) are all sources of professional social media or internet representative advertising in which I am aware and involved:
_________________________________________________________________________________________
_________________________________________________________________________________________
_________________________________________________________________________________________

I understand that all client’s opinions and/or comments on this listing are considered testimonials and therefore I regularly review for and immediately remove these submissions. I understand that posting comments and writings on these sites are advertising and therefore I am aware all such submissions by me require pre-approval prior to posting.

Yes	No

5.	Email Policy Certifications:

The Firm relies upon its personnel to provide services to its clients in a manner that is consistent with the Advisers Act, the Rules, and Firm policies and procedures. The Firm is required to retain originals of all written communications received and copies of all written communications sent relating to:

•	Any recommendation made or proposed to be made and any advice given or proposed to be given

•	Any receipt, disbursement or delivery of funds or securities; or

•	The placing or execution of any order to purchase or sell any security

The SEC and the SEC staff have construed “written communications” to include email and other electronic communications. While the Firm is not specifically required to retain email correspondence (or any other form of electronic communication), any email or electronic communication that contains a required record, must be retained

I acknowledge the requirement to provide the Chief Compliance Officer a copy of any written communication with regards to the regulatory requirements described above. I certify that I am not actively using a Firm email address nor am I sending any written communications subject to the obligations described above. If I create any form of communication that would meet this obligation, I will immediately contact the Chief Compliance Officer and supply appropriate originals for books and record retention.

I have not produced any written communication subject to retention and have reported any violation to the policy to the Chief Compliance Officer immediately.
_____________________________________________________________________________________________

6.	Gifts and Entertainment:
_____________________________________________________________________________________________
Pursuant to the Firm’s Code of Ethics, employees are required to report gifts and entertainment with value in excess of $100 per item.

I have given or received reportable gifts and entertainment within the past quarter: Yes	No

If Yes, description and value of gift or entertainment:

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

The Firm’s Chief Compliance Officer is available to assist employees in interpreting any Firm policies and procedures.

Accepted and Agreed:
I certify that this information is complete and accurate.

Employee Signature: _____________________________    Date:     __________

Chief Compliance Officer: _________________________    Date:     __________

Comments:

_____________________________________________________________________________________________

7.	Political Contributions
___________________________________________________________________________________
(TO BE COMPLETED BY NEW EMPLOYEES ONLY)

SEC Rule 206(4)-5 prohibits investment advisers from engaging in investment advisory services business with a government entity when Political Contributions have been made directly or indirectly to certain officials of that entity by the Firm, its Political Action Committee (PAC), as applicable, or a Covered Person. This rule applies to Political Contributions made by existing employees who have been designated as a Covered Person, and to anyone functioning as a Covered Person regardless of whether they have been so designated, as well as to new hires or transferees for positions designated as Employees .

Given the impact a Political Contribution could have on the Firm’s business, you must complete the attached form prior to being hired to act in a Covered Person position. The form requires the disclosure of all applicable Political Contributions for the past two years, from the date you complete the form.
Any Political Contributions disclosed will be kept strictly confidential and will only be used for purposes of Rule 206(4)-5 compliance and legally required recordkeeping.

Who must report:

1.	All employees at the adoption of this Code.

2.	All New employees within 20 days of hire.

What must be reported:

1.
Any Contribution to a state or local official or candidate's campaign, or to any state or local political party committee, political committee (e.g., a PAC) or any other political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code. This includes Contributions to a federal candidate who is a state or local official at the time of the Contribution (e.g., a Governor running for U.S. Senate).

2.	Any PAC that you control (other than the Firm’s Federal-Only PAC), and Contributions to persons or entities described in (1) that were made by such PAC.

3.	Any Contribution to candidates/or federal office who are state or local officials at the time of the Contribution.

Do not report under 1, 2 or 3:

•	Contributions to candidates for federal office who are not state or local officials at the time of the Contribution; and

•
Contributions to Federal-Only PAC established by the Firm, which only makes Contributions to Federal incumbents or candidates for Federal office who do not hold State or local office at the time of the Contribution.

Definitions:
Contribution - any gift, subscription, loan, advance, or deposit of money or anything of value made: (i) for the purposes of influencing any election for federal, state or local office; (ii) for payment of debt incurred in connection with any such election; or (iii) for transition or inaugural expenses incurred by the successful candidate for state or local office. This includes not only monetary Contributions (such as a Contribution check) but also in-kind Contributions (such as payment for services or use of individual's resources to benefit a campaign or committee).

Questions regarding completion of this form should be directed to the CCO. Include Contributions made to state or local officials or candidates, or state/local political parties or Political Action Committees ("PACs") for the previous two years from today’s date of: / / _. (Enter Today’s Date)

Check here ❑ if no Contributions were made during the review period.

Contributions to Officials, Political Candidates, or to PACs or state/local Political Parties that were earmarked for a specific official or candidate
Recipient of the Contribution (candidate, officeholder)	Amount (and form if other than cash or check)	Date of Contribution	Political Office Held by Candidate at time of Contribution (if any)	Office (mayor, governor, etc.) for which Candidate was running	Political Subdivision (city, county, state, federal)	Type of election (primary, general, runoff)

Contributions to State / Local Political Parties or PACs
Name of Recipient Political Party or Political Action Committee			Amount (and form if other than cash or check)		Date of Contribution

Name of any PAC that you control, and Contributions made by the PAC to Officials, Political Candidates, Political Parties or PACs

Name of the PAC you control and the Recipient official, candidate, political party or PAC	Amount(and form if other than cash or check)	Date of Contribution

If a Contribution was to a candidate or party committee, were you entitled to vote for the candidate or in the jurisdiction covered by the party committee?    ❑ Yes ❑ No ❑ N/A

_____________________________________________________________________________________________

I certify that this information is complete and accurate.

Accepted and Agreed:

Employee Signature: ______________________________    Date:     _______________

Chief Compliance Officer: __________________________    Date:     __

Comments:

Exhibit B - Quarterly Code of Ethics Reports
_____________________________________________________________________________________________
Employee Name     __________________________________________________________

Reporting for Quarter	1: Jan-Mar
2: Apr-Jun
3: Jul-Sep
4: Oct-Dec
_____________________________________________________________________________________________

1.	Personal Securities Transactions Reporting
_____________________________________________________________________________________________

The Firm’s Code of Ethics and SEC regulations require that each Covered Person report within 30 days of the end of each calendar quarter any personal securities transactions in any securities accounts of the Covered Person or any immediate family or household members in which the person has a beneficial interest. Please complete and return to a member of the Firm’s Compliance Team within 30 days of each quarter’s end.

Transactions do not need to be reported for:

a.	Any account in which the Covered Person has no direct or indirect influence or control;

b.	U.S. Treasury or government securities;

c.	Bank certificates of deposit, bankers’ acceptances, commercial paper and high quality, short-term debt instruments;

d.	Unaffiliated and affiliated open-end mutual funds, including money market funds;

e.	Unaffiliated and affiliated variable annuities;

f.	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are funds advised or sub-advised by the Firm or its affiliates; and

g.	Securities held in college savings plans (529 Plans).

Yes, I have had personal securities transactions within the past quarter as reported on: (Check those that apply)

The attached page or monthly brokerage statements Confirmations/Statements sent directly by my broker/dealer The attached report

No, I have had no personal securities transactions in the reporting quarter noted above.

Comments/Exceptions:

_____________________________________________________________________________________________

2.	Political Contributions Certification
_____________________________________________________________________________________________

Employees must certify as to items (1), (2) and (3) below.
I certify that in the three-month period ending on                     :

1.	Choose either Yes or No:

The Firm’s policies prohibit Employees from making any political Contribution for the purpose of influencing or inducing the obtaining or retaining of investment advisory services business.
Furthermore, the Firm’s policies prohibit Employees from directing, suggesting or soliciting any other person to make any political Contribution, or coordinated any political Contributions, for the purpose of influencing or inducing the obtaining or retaining of investment advisory services business.
I certify that I have complied with these policies: ❑Yes    ❑No

2.	Choose either Yes or No:

•	Yes, I have coordinated or solicited a political Contribution on behalf of a state or local official or candidate for state or local office, or a state or local political party as described below:

Date of Contribution	Date of Pre- Clearance	Candidate/Party	Election	Amount

•	No, I have not coordinated or solicited a political Contribution on behalf of a state or local official or candidate for state or local office, or a state or local political party.

3.	Choose either Yes or No:

•	Yes, I have made (or directed to be made) the following Contributions to state or local officials or candidates for state or local office:

Date of Contribution	Date of Pre- Clearance	Candidate/Party	Election	Amount

•	No, I have not made (or directed to be made) any political Contribution to a state or local official or to a candidate for state or local office.
Accepted and Agreed:

I certify that this information is complete and accurate.

Employee Signature:_________________________         Date:     _____________

Chief Compliance Officer: ____________________        Date:     ______________

Exhibit C - Personal Trade Memo
_____________________________________________________________________________________________

To: CapAdv Trading Department From: ______________________
Date: ______________________

Re: Personal Securities Trading Activity

Please be advised of the following portfolio activity requested on this date for accounts for which I am the direct or indirect beneficiary and/or have control over:

Purchases
Security        Symbol        No. Units        Acct

___________________    ___________________    ________________    ___________________
___________________    ___________________    ________________    ___________________
___________________    ___________________    ________________    ___________________
___________________    ___________________    ________________    ___________________

Sales
___________________    ___________________    ________________    ___________________
___________________    ___________________    ________________    ___________________
___________________    ___________________    ________________    ___________________
___________________    ___________________    ________________    ___________________

I have conducted the transaction(s) listed above under one of the following circumstances:

1)
I am not aware at this time of any intentions by Capital Advisors, Inc. or the Capital Advisors Growth Fund (CIAOX) to purchase or sell the above referenced security, nor is it my understanding that the above security is currently under consideration for purchase or sale by Capital Advisors or the Fund.

2)	The transaction conducted in any portfolio for which I am the direct or indirect beneficiary received the same terms and conditions as those of the clients of Capital Advisors and/or CIAOX.

I am fully aware that, in accordance with the Capital Advisors Code of Ethics, I cannot trade in the same security within 7 days of any Capital Advisors' Strategy or CIAOX. The Client’s interests always come first, and I may be required to cancel my personal order and add it to the block trade to stay within the provisions of the Code.

____________________________________                    __________________
Signature                                    Date

Exhibit C.1 - Pre Clearance Request Form
_____________________________________________________________________________________________

TO: Chief Compliance Officer

Pursuant to the Firm’s Code of Ethics, I request clearance for the following proposed transactions I am required to obtain the prior written approval the CCO before, directly or indirectly, acquiring or disposing of beneficial ownership of an Initial Public Offering (IPOs) and Private Placements (Limited Offerings).

Type and Amount of Security    Purchase or Sale

_____________________________________________________________________________________________

I understand that:

The CCO may reject any trade request in their sole discretion, and no reason need be given for such rejection.
The Pre - Clearance will be valid for one trading day for market orders and limit orders. This clearance may be rescinded prior to my effecting the above transaction if material nonpublic information regarding the Security arises and, in the reasonable judgment of the Firm, the completion of my trade would be inadvisable.

_____________________________________________________________________________________________
Covered Person                            Print or Type Name

_____________________________________________________________________________________________
Signature                                Date

Approval:

_____________________________________________________________________________________________
Compliance Review                        Print or Type Name

_____________________________________________________________________________________________
Signature                                Date

Exhibit D - Outside Business Pre-Approval Form
____________________________________________________________________________________________
I request approval for the following Outside Business Activity:

Include any other business either as a proprietor, partner, officer, director, employee, trustee, agent or otherwise. Also include non investment-related activity including any charitable, civic, religious or fraternal activity that is recognized as tax exempt.

1.	The name of the other business:
____________________________________________________________________________________

2.	Is the business is investment-related?
____________________________________________________________________________________

3.	The address of the other business:
____________________________________________________________________________________

4.	The nature of the other business:
____________________________________________________________________________________

5.	Your position, title, or relationship with the other business:
____________________________________________________________________________________

6.	The start date of your relationship:
____________________________________________________________________________________

7.	The approximate number of hours/month you devote to the other business:
____________________________________________________________________________________

8.	The number of hours you devote to the other business during securities trading hours:
____________________________________________________________________________________

9.	Briefly describe your duties relating to the other business:
____________________________________________________________________________________

10.	Will compensation2 be received from another employer3?
____________________________________________________________________________________

Yes        No

a.	In what form _________________________________________________________________________________

Accepted and Agreed:
_____________________________________________________________________________________________
Covered Person                    Print or Type Name

1Compensation is defined as, but not limited to, commissions, selling fees, salaries, compensation paid directly or indirectly, finder’s fees, participation in profits, partnership distributions or expense reimbursement.

2Employer is defined as any corporation, partnership, or franchise relationship, or indirect business activity through a general agent, independent contractor, or sales representative.

Exhibit E - Political Contribution / Pre-Approval Request

Name:

Home Address:

City, County, State, Zip Code:

Check at least one of the following:

I am requesting approval to make a Political Contribution. (Complete Attachment 1)

I am requesting approval to volunteer for a Campaign. (Complete Attachment 2)

I am requesting approval to Coordinate or Solicit Contributions, including Fundraising (Complete Attachment 2)

By signing below, I certify that the political Contribution or activity described in the attached is accurate, and the proposed Contribution or activity is not made to influence or induce the obtaining or retaining of investment advisory services business for the Firm.

Covered Person	Print or Type Name
Signature	Date
Compliance Review	Print or Type Name
Signature Comments:	Date

Attachment 1
Description of Political Contribution

Proposed Amount of Contribution: $     Payable to:
If Contribution is in-kind or other than cash or check, indicate its nature:

List previous Contributions to this Candidate/Political Organization (Dates and Amounts):

Is the Contribution to be made by a PAC?_      If yes, provide name/type/jurisdiction of PAC

If Contribution is to a Candidate, Officeholder, or Campaign, Provide the Information Below:

Name of Candidate/Officeholder:

Are You Entitled To Vote for This Candidate/Officeholder:    Yes     No

Date of Election:

Type of Election (Primary, General, Special or Run-off):

Office Candidate/Officeholder Seeks:

Jurisdiction of Office Sought (City, County, State, Federal):

Office Candidate/Officeholder Currently Holds, if any:

Jurisdiction of Office Candidate/Officeholder Currently Holds (City, County, State, Federal):

If Contribution is to a Political Organization (such as a Political Party or PAC), Provide the Information Below:

Name of Organization:

Type of Organization: Political Party:     PAC:         Other:     (Describe)

Jurisdiction Covered by Organization (City, County, State, Federal):

If Recipient is a Political Party, Are You Entitled to Vote in the Above Jurisdiction: Yes     No
Attachment 2

Description of Volunteer Activity/Solicitation or Coordination of Contributions, or Fundraising

Part I

Name of Beneficiary (Officeholder, Candidate, Campaign, Political Party, Political Organization Benefiting from Volunteer Activity, or Soliciting or Coordinating Contributions or Fundraising):

Type of Beneficiary (Check One):

Candidate/Officeholder/Campaign     Political Party
PAC
Other     (describe)

Office Candidate Seeks and Jurisdiction, if applicable:

Office Candidate Currently Holds, if any, and Jurisdiction:

Part II

(1)Describe Nature of Activity:

(2)	How Many Hours Do You Expect to Devote to Activity?

(3)	Will You Engage In Volunteer Activity During Working Hours?
Yes         No

If Yes, how many hours?

(4)Will You Use Company Resources (Such As Office Space, Personnel, Equipment, Phones, Copiers or Computer)?
Yes         No

If Yes, describe in detail:

(5)	Will You Make Expenditures From Personal Funds in Connection With Activity?
Yes         No
If Yes, describe in detail:
(Please note that such personal expenditures may be a political Contribution requiring a separate Pre-Approval request to be submitted on Attachment 1.)

(6)	Will Activity Involve Soliciting or Coordinating Contributions, or Fundraising?
Yes         No

If Yes, describe in detail:

(7)	If Recipient is a Candidate's Campaign, Provide Additional Information Below:

Type of Election (e.g., Primary, General, Special or Run-off):

Date of Election:

Exhibit F - Advisers Series Trust Code of Ethics

Exhibit G - Definitions

Access Person includes any Supervised Person who:

1.
Has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund the adviser or its control affiliates manage; or

2.	Is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic.
Because the Firm’s primary business is providing investment advice, all of the Firm’s directors, Officers, and partners are presumed to be Access Persons. (However, certain directors of the Firm may not be considered Access Persons if they do not otherwise fall under the definition of Access Person.)
Advisory Person means:

1.
Any Supervised Person of the Adviser or of any company in a control relationship to the Adviser, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by any client of the Adviser, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

2.	Any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to any client of the Adviser with regard to the purchase or sale of a security.
Beneficial Ownership has the same meaning as that term is defined in Rule 16a-1(a)
(2) under the Securities Exchange Act of 1934, as amended (the Exchange Act), in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act. This means that a person should generally consider himself or herself the beneficial owner of any securities in which he or she has a direct or indirect pecuniary interest. In addition, a person should consider himself or herself the beneficial owner of securities held by his or her spouse, his or her minor children or a relative who shares his or her home, or held by other persons who through any contract, arrangement, understanding or relationship provide him or her with sole or shared voting or investment power over such securities.
Client or Client Account means any Fund advised by the Adviser, any private investment funds advised by the Adviser, and any outside private account for which the Adviser serves as investment adviser and in which the Adviser (and persons associated with the Adviser) has no ownership interest, direct or indirect (other than as a shareholder of the mutual fund or as a member, partner or shareholder of any private investment funds advised by the Adviser).
Control is the power to exercise a controlling influence over the management or policies of a Firm, unless such power is solely the result of an official position with such Firm. Ownership of 25% or more of a Firm’s outstanding voting security is presumed to give the holder control over the Firm. (Investment Company Act Section 2(a) (9)).
Covered Account is generally any account in the name of the Firm or an Access Person or in which the Firm or Access Person:

1.	Has any direct or indirect beneficial ownership interest; and

2.	Exercises control or influence; and/or

3.	An account carried in the name of, or for the direct beneficial interest of, a person related to the Access Person (related person).
A Covered Account excludes any such account over which the Access Person exercises no control or influence (i.e., an account over which a third party or entity exercises exclusive discretionary authority).
Covered Security includes any instrument that is considered a Security under the Advisers Act with the exception of the following:

1.	Direct obligations of the U.S. government (e.g., treasury securities);

2.	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;

3.	Shares issued by money market funds;

4.	Shares of open-end mutual funds that are not advised or sub-advised by the Firm or its affiliates; and

5.	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are funds advised or sub-advised by the Firm or its affiliates. .
Fund means an investment company registered under the Investment Company Act.
Initial Public Offering means any offering of securities registered under the Securities Act of 1933, the issue of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.
Investment Advisers Act means the Investment Advisers Act of 1940, as amended.

Investment Company Act means the Investment Company Act of 1940, as amended.
Private Placement means any offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, 505 or 506 under the Securities Act of 1933. Private placements may include offerings of hedge funds and other private equity funds.
Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.
Related Person is deemed to include a Supervised Person’s:

1.	Spouse;

2.	Minor children; and

3.	A relative who shares his or her home,
Security means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

Supervised Persons are defined in Section 202(a) (25) of the Advisers Act as:

1.	Directors, officers, and partners (or other persons occupying a similar status or performing similar functions);

2.	Employees; and

3.	Other person who provides advice on behalf of the investment adviser and is subject to the investment adviser’s supervision and control.